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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 21, 2007
                                                         -----------------

                              LIBERTY BANCORP, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)

         Missouri                       0-51992              20-4447023
         --------                      ---------             ----------
(State or other Jurisdiction of       (Commission           (IRS Employer
incorporation or organization)        File Number)          Identification No.)

                   16 West Franklin Street, Liberty, Missouri
                   ------------------------------------------
                    (Address of principal executive offices)

                                 (816) 781-4822
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01     OTHER EVENTS.
              ------------

         On February 22, 2007, Liberty Bancorp, Inc., the holding company for BankLiberty, announced that the Company has authorized the funding of a trust that will purchase up to 125,649 shares, or 2.64%, of the Company's outstanding common stock. The shares acquired by the trust will be used to fund restricted stock awards under the Company's 2007 Equity Incentive Plan, which was recently approved by shareholders. Share purchases will be made from time to time at the discretion of the independent trustee of the trust through open market purchases.

         In addition, on February 21, 2007, the Board of Directors declared a quarterly cash dividend on the Company's outstanding common stock. The cash dividend of $.025 per share will be payable on March 26, 2007 to the stockholders of record at the close of business on March 9, 2007.

         A copy of the press release is included as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
              ---------------------------------

         (a)  Financial Statements of Businesses Acquired: Not applicable

         (b)  Pro Forma Financial Information: Not applicable

         (c)  Shell Company Transactions: Not applicable

         (d)  Exhibits

              Number            Description
              ------            -----------

              99.1              Press Release Dated February 22, 2007







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: February 23, 2007               By: /s/ Marc J. Weishaar
                                           -------------------------------------
                                           Marc J. Weishaar
                                           SVP & Chief Financial Officer